Exhibit 99.2

Zynex Prices Upsized $52.5 Million Convertible Senior Notes Offering

ENGLEWOOD, Colo., May 4, 2023 /PRNewswire/ -- Zynex, Inc. ("Zynex") (Nasdaq: ZYXI ), announced today the pricing of its previously announced private offering of $52.5 million aggregate principal amount of 5.00% convertible senior notes due 2026 (the "Notes") in a private offering (the "Notes Offering") to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Notes Offering was upsized from the previously announced offering size of $50.0 million aggregate principal amount of Notes.  In addition, Zynex has granted the initial purchaser of the Notes an option to purchase, for settlement within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $7.5 million aggregate principal amount of Notes.  The Notes Offering is expected to close on May 9, 2023, subject to customary closing conditions.

The Notes will be general unsecured obligations of Zynex and will accrue interest at a rate of 5.00% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2023. The Notes will mature on May 15, 2026 unless earlier converted, redeemed or repurchased. Before February 15, 2026, noteholders will have the right to convert their Notes in certain circumstances and during specified periods. From and after February 15, 2026, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Zynex will settle conversions by paying or delivering, as applicable, cash, shares of Zynex's common stock, or a combination of cash and shares of its common stock, at Zynex's election. The initial conversion rate is 92.8031 shares of Zynex's common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $10.78 per share of Zynex's common stock. The initial conversion price represents a premium of approximately 15.0% to the last reported sale price of Zynex's common stock on the Nasdaq Capital Market on May, 4, 2023. The conversion rate and conversion price will be subject to customary anti-dilution adjustments and increases in connection with certain corporate events or redemptions as described below.

Zynex may not redeem the Notes prior to May 20, 2025. Zynex may redeem for cash all, but not less than all, of the Notes, on or after May 20, 2025 and prior to the 41st scheduled trading day immediately preceding the maturity date of the Notes if the last reported sale price of Zynex's common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Zynex provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If a "fundamental change" (as defined in the indenture for the Notes) occurs, then, subject to certain conditions and a limited exception, noteholders may require Zynex to repurchase all or any portion of their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if Zynex delivers a notice of redemption, Zynex will, in certain circumstances, increase the conversion rate of the Notes for a noteholder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

Zynex estimates that the net proceeds from the offering will be approximately $50.0 million (or approximately $57.2 million if the initial purchaser exercises its option to purchase additional notes in full), after deducting the initial purchaser's discounts and commissions and estimated offering expenses payable by Zynex. Zynex expects to use approximately $8.5 million of the net proceeds from the Notes Offering to repay outstanding borrowings under its $16.0 million term loan. Zynex intends to use the remainder of the net proceeds for working capital, and for other general corporate purposes. Zynex may also use a portion of the net proceeds for acquisitions of, or strategic investments in, complementary businesses, products, services, or technologies. However, Zynex does not have agreements or commitments with respect to any such acquisition or strategic investment at this time.

The Notes were only offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Notes and shares of Zynex's common stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any shares of common stock issuable upon conversion of the Notes, nor will there be any sale of the Notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

Forward-Looking Statements

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward looking statements. Zynex makes no express or implied representation or warranty as to the completeness of forward-looking statements or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain Conformité Européenne marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement for our products from health insurance companies, our dependence on third party manufacturers to produce our products on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the impact of COVID-19 on the global economy and other risks described in our filings with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2022, as well as our quarterly reports on Form 10-Q and our current reports on Form 8-K.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

About Zynex

Zynex, founded in 1996, develops, manufactures, markets, and sells medical devices used for pain management and rehabilitation as well as non-invasive fluid, sepsis, and laser-based pulse oximetry monitoring systems for use in hospitals.

Contact: Zynex, Inc. (800) 495-6670

Investor Relations Contact:
Gilmartin Group
Investor Relations Counsel